Exhibit 10.1

Employment Agreement
(English Translation)

Party A:

Heilongjiang Shuaiyi New Energy Development Co., Ltd.
Address: No. 41, Hanguang Street, Nangang District, Harbin, Heilongjiang Province, PRC.
Tel: 0451-55197066
Fax: 0451-55197077

Party B:

Hongbing Hua
Address: F15, Suite A, Xihuan Square, Xizhimeng, Xicheng District, Beijing, PRC.

Date: August 18, 2009

This employment agreement (this "Agreement") confirms the understanding between Shuaiyi New Energy Development Co., Ltd, a P.R.C. corporation ("Party A"), and Mr. Hongbing Hua ("Party B") pursuant to which Party A has hired Party B to render selling and marketing services to Party A in connection with the sale of Eastern Magical Grass – cereal beverage, on the terms and subject to the conditions set forth herein. Mr. Hongbing Hua is hereby appointed as the Chief Marketing Officer.

Party B agrees to render selling and marketing services to Party A in connection with the sale of Eastern Magical Grass – cereal beverage during the term of this Agreement.

Article 1.

Term and Duties

Term: August 18, 2009 - August 17, 2014

A.

Brand and market research.

B.

Brand Strategy Planning

C.

Corporate culture Planning

D.

Brand CI Systematic Planning

E.

Brand Marketing Strategy and Promotion Planning

F.

The Whole Brand Planning and Marketing Programs

Other Supportive Works:

1.

Assist Party A on developing the brand strategy promotion plan;

2.

Assist Party A on developing modern enterprise management;

3.

Assist Party A on reviewing the performance of management team;

4.

Assist Party A on designing development projects.

The second stage service content:

Provide Party A with brand planning and promotion guide:

1.

Website design

2.

Brand brochure

3.

Brand promotion video

4.

Upgrade the brand promotion theory and provide certain guide;

5.

Assist on corporate culture and website building;

6.

Assist on brand promotion strategy;

7.

Guide the graphic design;

8.

Guide the TV advertisements plan;

9.

Guide the publicity strategy;

10.

Guide poster and POP design;

11.

Guide the design of promotion materials.

12.

Guide the enterprise brand promotion activities;

13.

Guide the public relations and media coverage;

14.

Guide the product service;

15.

Conduct internal training to promote the implementation of marketing strategy;

16.

Direct and supervise the brand services provide by third parties;

17.

Assist the recruitment;

18.

Assist the board of directors to establish enterprise management guidance.

Article 2.

Obligations of Party A:

a.

Party B should provide Party A with up-to-date information on project status and progress, business organization, culture, management and marketing as required by Party A.

b.

Party A should provide Party B with all the reasonable and necessary support to ensure the progress of the project set forth herein.

c.

Paying compensation to Party B in accordance with provisions of this Agreement.

Article 3.

Obligations of Party B

a.

Provide Party A with all the project consulting services, on the terms and conditions set forth herein.

b.

Lead and form project team, provide Party A with brand promotion consulting service.

c.

Party B should fully communicate and coordinate with Party A, including regular meetings.

Article 4.

Compensation

a.

In consideration of Party B's service, Party A agrees to pay the Party B RMB 1,000,000.00 annually.

Article 5.

Liability for Breach of Contract

a.

Party A will pay the compensation on time. Otherwise a daily late fee equal to 0.5% of total payment shall be paid to Party B. If Party A violates or terminates this Agreement for any reason, 30% of total payment shall be paid to Party B as service compensation.

b.

Party B should render required service to Party A, perform his duty as Chief Marketing Officer. In the event that Party B violates or terminate this Agreement for any reason, 30% of total payment shall be paid to Party A as compensation.

Article 6.

Intellectual Property Protection and Confidential Clause

a.

All designs, plans and service results provided by Party B shall remain the property of both Party A and Party B.

b.

Party B agrees at all times during the term of his employment and thereafter, to hold in strictest confidence, and not to use, or to disclose to any person, firm or corporation without written authorization of Party A, any confidential information of Party A. Party B agrees to return all confidential information upon termination of his employment for any reason as required by Party A.

Article 7.

Force Majeure

The failure of implementation due to special conditions and force majeure shall be solved by both parties through friendly discussion. Any party asserting Force Majeure as an excuse shall provide the authoritative report of the actual occurrence of an event of Force Majeure from local government.

Article 8.

Dispute Settlement

All disputes arising from the execution of this Agreement shall be settled by both parties through friendly consultations. In the event that no settlement to the disputes can be reached by both parties through friendly consolations, Party A and Party B agree to submit the dispute to Beijing Arbitration Committee for arbitration.

Article 9.

Effectiveness

a.

The undersigned Party A and Party B agree to the terms and conditions contained herein for the employment herein described.

b.

This Agreement shall constitute the complete and final agreement of the parties hereto and supersedes all other contracts, memoranda, or agreements, whether written or oral, which pertain to the subject matter of this Agreement. Any modification to this Agreement must be in writing and signed by the parties hereto. This Agreement is made in two copies, each of Party A and Party B shall keep one copy.

Party A:

Heilongjiang Shuaiyi New Energy Development Co., Ltd.

By : /s/ Lianyun Han
Lianyun Han
Its: Chief Executive Officer
August 18, 2009

Party B:

Hongbing Hua

/s/ Hongbing Hua

August 18, 2009